Exhibit 4.2

CLECO KATRINA/RITA HURRICANE RECOVERY FUNDING LLC

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 6, 2008

2008 Senior Secured Storm Recovery Bonds

This FIRST SUPPLEMENTAL INDENTURE dated as of March 6, 2008 (this “Supplement”), by and among Cleco Katrina/Rita Hurricane Recovery Funding LLC, a Louisiana limited liability company (the “Issuer”), and U.S. Bank National Association, in its capacity as trustee (the “Trustee”), is entered into pursuant to the Indenture dated as of even date herewith between the Issuer and the Trustee (the “Indenture”).

PRELIMINARY STATEMENT; GRANTING CLAUSE

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Trustee may at any time and from time to time enter into one or more Supplemental Indentures for the purpose of authorizing the issuance by the Issuer of a Series of Storm Recovery Bonds and specifying the terms thereof. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of Storm Recovery Bonds with an initial aggregate principal amount of $180,600,000 to be known as the Issuer’s 2008 Senior Secured Storm Recovery Bonds (the “2008 Senior Secured Storm Recovery Bonds”). All acts and all things necessary to make the 2008 Senior Secured Storm Recovery Bonds, when duly executed by the Issuer and authenticated by or on behalf of the Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Trustee are executing and delivering this Supplement in order to provide for the 2008 Senior Secured Storm Recovery Bonds.  In connection with the execution and delivery of this Supplement, the Issuer undertakes and confirms that it will not issue any Storm Recovery Bonds other than the 2008 Senior Secured Storm Recovery Bonds provided for hereby.

The “Series Trust Estate” shall consist of, and the Issuer hereby absolutely and irrevocably Grants to the Trustee, as trustee for the benefit of the Holders of the 2008 Senior Secured Storm Recovery Bonds issued and outstanding, all of the Issuer’s right, title and interest whether now owned or hereafter acquired (and whether now existing or hereafter arising), in, to and under (a) the Storm Recovery Property relating to the 2008 Senior Secured Storm Recovery Bonds purchased by the Issuer pursuant to the Sale Agreement relating to the 2008 Senior Secured Storm Recovery Bonds and all proceeds thereof, including all of the rights and interest of the Issuer under Financing Order No. U-29157-B dated September 17, 2007 (Docket No. U-29157), (b) the Sale Agreement relating to the 2008 Senior Secured Storm Recovery Bonds, (c) the Bill of Sale delivered by the Seller pursuant to the Sale Agreement relating to the 2008 Senior Secured Storm Recovery Bonds, (d) the Servicing Agreement relating to the 2008 Senior Secured Storm Recovery Bonds, (e) the Administration Agreement, (f) the Collection Account 2008 Senior Secured Storm Recovery Bonds and all subaccounts thereof (including, without limitation, the General Subaccount, the Capital Subaccount and the Excess Funds Subaccount relating to the 2008 Senior Secured Storm Recovery Bonds) and all cash, securities, instruments, investment property or other assets credited to or deposited in that Collection Account or any subaccount thereof from time to time or purchased with funds therefrom, and all financial assets and securities entitlements carried therein or credited thereto, (g) all other property of whatever kind owned from time to time by the Issuer other than any cash released to the Issuer by the Trustee pursuant to Section 8.02 of the Indenture, (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and (i) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property of any or all of the foregoing, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, payment intangibles, letter-of-credit rights, investment property, commercial tort claims, documents, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.  This Supplement covers the foregoing described portion of the Storm Recovery Property described in the Financing Order.

Such Grant is made to the Trustee to have and to hold in trust to secure the payment of principal of and premium, if any, and interest on, and any other amounts (including all fees, expenses, counsel fees and other amounts due and owing to the Trustee) owing in respect of, the 2008 Senior Secured Storm Recovery Bonds equally and ratably without prejudice, preference, priority or distinction, except as expressly provided in the Indenture and this Supplement and to secure performance by the Issuer of all of the Issuer’s obligations under the Indenture and this Supplement with respect to the 2008 Senior Secured Storm Recovery Bonds, all as provided in the Indenture and this Supplement; provided, however, that in no event shall the proceeds of the issuance of the 2008 Senior Secured Storm Recovery Bonds constitute a portion of the Series Trust Estate.  The Indenture and this Supplement constitute a security agreement within the meaning of the Securitization Act and under the UCC to the extent that the provisions of the UCC are applicable hereto.  The Issuer authorizes the Trustee to file a financing statement covering the Series Trust Estate, either as described above or by using more general terms as permitted by Section 9-504 of the UCC.

The Trustee, as trustee on behalf of the Holders of the Storm Recovery Bonds, acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties as set forth in the Indenture and this Supplement.

ARTICLE I

DEFINITIONS

All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to such terms in the Indenture, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

ARTICLE II

OTHER DEFINITIONAL PROVISIONS

SECTION 2.01.      “Authorized Denominations” means $1,000 and integral multiples thereof, except for one Storm Recovery Bond of each Tranche which may be of a smaller denomination.

SECTION 2.02.      “Expected Amortization Schedule” means Schedule A to this Supplement.

SECTION 2.03.      “Expected Final Payment Date” means, with respect to any Tranche of the 2008 Senior Secured Storm Recovery Bonds, the expected final payment date therefor, as specified in Article IV of this Supplement.

SECTION 2.04.      “Final Maturity Date” means, with respect to any Tranche of the 2008 Senior Secured Storm Recovery Bonds, the final maturity date thereof, as specified in Article IV of this Supplement.

SECTION 2.05.      “Interest Rate” has the meaning set forth in Article IV of this Supplement.

SECTION 2.06.      “Payment Date” has the meaning set forth in Section 5.01 of this Supplement.

SECTION 2.07.      “Record Date” shall mean, with respect to any Payment Date, the close of business on the Business Day immediately prior to such Payment Date.

SECTION 2.08.      “Required Capital Amount” has the meaning set forth in Section 5.04 of this Supplement.

SECTION 2.09.      “Series Issuance Date” has the meaning set forth in Section 3.02 of this Supplement.

ARTICLE III

DESIGNATION; SERIES ISSUANCE DATE; SOLE SERIES

SECTION 3.01.      DESIGNATION.  The 2008 Senior Secured Storm Recovery Bonds shall be designated generally as the Issuer’s 2008 Senior Secured Storm Recovery Bonds and further denominated as Tranche A-1 or Tranche A-2, as applicable.

SECTION 3.02.      SERIES ISSUANCE DATE.  The 2008 Senior Secured Storm Recovery Bonds that are authenticated and delivered by the Trustee to or upon the written order of the Issuer on March 6, 2008 (the “Series Issuance Date”) shall have as their date of authentication March 6, 2008.

SECTION 3.03.      BOOK-ENTRY.  Upon original issuance, the 2008 Senior Secured Storm Recovery Bonds will be issued in the form of a typewritten Storm Recovery Bond or Storm Recovery Bonds representing the Book-Entry Storm Recovery Bonds, to be delivered to DTC (or its custodian), as the initial Clearing Agency, by, or on behalf of, the Issuer, pursuant to Section 2.11 of the Indenture.  The 2008 Senior Secured Storm Recovery Bonds will not be listed on any securities exchange.

SECTION 3.04.      NO ADDITIONAL SERIES.  The Issuer hereby covenants and agrees that the 2008 Senior Secured Storm Recovery Bonds are the only Storm Recovery Bonds that the Issuer will issue and that no additional series of Storm Recovery Bonds will be issued by the Issuer.

ARTICLE IV

INITIAL PRINCIPAL BALANCE; INTEREST RATE; EXPECTED
FINAL PAYMENT DATE; FINAL MATURITY DATE

(a)           The Storm Recovery Bonds of each Tranche of the 2008 Senior Secured Storm Recovery Bonds shall have the initial principal balance, Expected Final Payment Date and Final Maturity Date and bear interest at the interest rate (the “Interest Rate”) as set forth below:

Tranche	Initial Principal Balance	Expected Final Payment Date	Final Maturity Date	Interest Rate
A-1	$113,000,000	3/1/2017	3/1/2020	4.41%
A-2	$67,600,000	3/1/2020	3/1/2023	5.61%

(b)           The Expected Final Payment Date for each Tranche of the 2008 Senior Secured Storm Recovery Bonds will be the date when the outstanding principal balance of that Tranche will be reduced to zero if payments are made according to the Expected Amortization Schedule for that Tranche.  The Final Maturity Date for each Tranche of the 2008 Senior Secured Storm Recovery Bonds will be the date when the Issuer is required to pay the entire remaining unpaid principal balance, if any, of all outstanding 2008 Senior Secured Storm Recovery Bonds of that Tranche.

(c)           Interest on the 2008 Senior Secured Storm Recovery Bonds will be paid before Principal of the 2008 Senior Secured Storm Recovery Bonds.  If there is a shortfall in the amounts available in the Collection Account to make interest payments, the Trustee will distribute Interest Pro Rata to each Outstanding Tranche of 2008 Senior Secured Storm Recovery Bonds based on the amount of Interest payable on each Outstanding Tranche.  Interest on the 2008 Senior Secured Storm Recovery Bonds will be calculated on the basis of a 360-day year of twelve 30-day months.

ARTICLE V
PAYMENT DATES; EXPECTED AMORTIZATION SCHEDULE
FOR PRINCIPAL; INTEREST; REQUIRED CAPITAL AMOUNT; WATERFALL CAPS

SECTION 5.01.      PAYMENT DATES.  The “Payment Dates” for the 2008 Senior Secured Storm Recovery Bonds are March 1 and September 1 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on March 1, 2009, and continuing until the earlier of repayment of such Tranche in full and the applicable Final Maturity Date.

SECTION 5.02.      EXPECTED AMORTIZATION SCHEDULE FOR PRINCIPAL.  Unless an Event of Default has occurred and is continuing and the unpaid principal amount of all Tranches of 2008 Senior Secured Storm Recovery Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date the Trustee shall distribute to the Holders of record of the 2008 Senior Secured Storm Recovery Bonds as of the related Record Date amounts payable in respect of the 2008 Senior Secured Storm Recovery Bonds pursuant to Section 8.02(d) of the Indenture as Principal, so that the outstanding Principal balance as of such Payment Date (after giving effect to all payments of Principal, if any, made on such Payment Date) has been reduced to the extent possible to the Principal balance specified in the Expected Amortization Schedule but not less than such Principal balance.  Unless an Event of Default has occurred and is continuing and the unpaid principal amount of all Tranches of 2008 Senior Secured Storm Recovery Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, payments of Principal on any Tranche A-2 2008 Senior Secured Storm Recovery Bonds shall not be made on any Payment Date until the Principal balance of the Tranche A-1 2008 Senior Secured Storm Recovery Bonds has been reduced to zero; provided, however, that payments of Principal on the Tranche A-2 2008 Senior Secured Storm Recovery Bonds may be made on the Payment Date that the Principal balance of the Tranche A-1 2008 Senior Secured Storm Recovery Bonds has been reduced to zero.

SECTION 5.03.      INTEREST.  Interest will be payable on each Tranche of the 2008 Senior Secured Storm Recovery Bonds on each Payment Date as follows:

(a)           if there has been a payment default, any Interest payable but unpaid on any prior Payment Date, together with Interest on such unpaid Interest, if any, and

(b)           accrued Interest on the principal balance of each Tranche of the 2008 Senior Secured Storm Recovery Bonds as of the close of business on the preceding Payment Date, or the date of the original issuance of the Tranche of the 2008 Senior Secured Storm Recovery Bonds, as applicable, after giving effect to all payments of Principal made on the preceding Payment Date;

provided, however,  that, with respect to the initial Payment Date or if no payment has yet been made, Interest on the outstanding principal balance shall accrue from and including the Series Issuance Date to, but excluding, the following Payment Date, and thereafter from and including the previous Payment Date to, but excluding, the applicable Payment Date until the Storm Recovery Bonds have been paid in full, at the interest rate indicated in Article IV.

SECTION 5.04.      REQUIRED CAPITAL AMOUNT.  The “Required Capital Amount” for the 2008 Senior Secured Storm Recovery Bonds shall be $903,000, which is equal to 0.5% of the initial outstanding principal balance of the 2008 Senior Secured Storm Recovery Bonds.

SECTION 5.05.      PREMIUM.  There will be no early redemption of the 2008 Senior Secured Storm Recovery Bonds, and therefore no Premium will be payable in connection with the early redemption of the 2008 Senior Secured Storm Recovery Bonds.

SECTION 5.06.      WATERFALL CAPS.  The amount payable to the Trustee with respect to expenses and Indemnity Amounts related to the 2008 Senior Secured Storm Recovery Bonds pursuant to Section 8.02(d)(i) of the Indenture shall not exceed $50,000 during any calendar year.

SECTION 5.07.      INVESTMENT EARNINGS ON THE CAPITAL SUBACCOUNT.  In accordance with the Financing Order, the rate of return on capital invested by Cleco Power in the Issuer shall equal 5.61% per annum, the interest rate on the Tranche A-2 2008 Senior Secured Storm Recovery Bonds, which rate of return is the rate referred to in Section 8.02(d)(x) of the Indenture.

SECTION 5.08.      INITIAL SUBACCOUNTS.  The initial subaccounts in the Collection Account for the 2008 Senior Secured Storm Recovery Bonds shall be the General Subaccount, the Capital Subaccount and the Excess Funds Subaccount.

ARTICLE VI

AUTHORIZED DENOMINATIONS

The 2008 Senior Secured Storm Recovery Bonds shall be issuable in the Authorized Denominations.

ARTICLE VII

REDEMPTION

The 2008 Senior Secured Storm Recovery Bonds shall not be subject to mandatory or optional redemption.

ARTICLE VIII

CREDIT ENHANCEMENT

No credit enhancement (other than the Excess Funds Account, the Required Capital Amount and any adjustments to the Storm Recovery Charges approved by the LPSC as provided in the Financing Order) is provided for the 2008 Senior Secured Storm Recovery Bonds.

ARTICLE IX

DELIVERY AND PAYMENT FOR THE 2008 SENIOR SECURED STORM RECOVERY
BONDS; FORM OF THE 2008 SENIOR SECURED STORM RECOVERY BONDS

The Trustee shall deliver or cause to be delivered the 2008 Senior Secured Storm Recovery Bonds in accordance with Section 3.03 when authenticated in accordance with Section 2.02 of the Indenture.  Each 2008 Senior Secured Storm Recovery Bond shall be in the form of Exhibit A hereto, which is incorporated herein by reference.

ARTICLE X

MISCELLANEOUS

SECTION 10.01.    CONFIRMATION OF INDENTURE.  As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

SECTION 10.02.    EFFECTS OF HEADINGS.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 10.03.    COUNTERPARTS.  This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 10.04.    GOVERNING LAW.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT THAT THE OBLIGATIONS OF THE TRUSTEE HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.05.    RIGHTS OF TRUSTEE AND OTHERS.  The Trustee, the authenticating agent, the Storm Recovery Bond Registrar and the Paying Agent shall be entitled to the same rights, protections, immunities, and indemnities set forth in the Indenture as if specifically set forth herein.

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CLECO KATRINA/RITA HURRICANE
RECOVERY FUNDING LLC,
as Issuer

By:	/s/ Keith D. Crump
Name: Keith D. Crump
Title: Vice President and Manager

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Trustee on behalf of the Storm Recovery
Bondholders

By:	/s/ Melissa A. Rosal
Name: Melissa A. Rosal
Title: Vice President

SCHEDULE A

EXPECTED AMORTIZATION SCHEDULE

OUTSTANDING PRINCIPAL BALANCE PER TRANCHE

Payment Date	Tranche A-1 Balance	Tranche A-2 Balance
InitialPrincipal Balance	$113,000,000	$67,600,000
3/1/2009	$104,649,570	$67,600,000
9/1/2009	$99,454,071	$67,600,000
3/1/2010	$93,562,218	$67,600,000
9/1/2010	$87,975,644	$67,600,000
3/1/2011	$81,693,110	$67,600,000
9/1/2011	$75,706,837	$67,600,000
3/1/2012	$69,009,620	$67,600,000
9/1/2012	$62,598,482	$67,600,000
3/1/2013	$55,469,160	$67,600,000
9/1/2013	$48,629,834	$67,600,000
3/1/2014	$41,048,576	$67,600,000
9/1/2014	$33,753,650	$67,600,000
3/1/2015	$25,700,493	$67,600,000
9/1/2015	$17,929,465	$67,600,000
3/1/2016	$9,383,556	$67,600,000
9/1/2016	$1,115,062	$67,600,000
3/1/2017	—	$59,654,571
9/1/2017	—	$50,818,616
3/1/2018	—	$41,119,002
9/1/2018	—	$31,625,433
3/1/2019	—	$21,243,639
9/1/2019	—	$11,054,868
3/1/2020	—	—

Exhibit A to First Supplemental Indenture

REGISTERED $

No.

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO.

THE PRINCIPAL OF THIS TRANCHE [  ] 2008 SENIOR SECURED STORM RECOVERY BOND WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE [  ] 2008 SENIOR SECURED STORM RECOVERY BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  THE HOLDER OF THIS TRANCHE [  ] 2008 SENIOR SECURED STORM RECOVERY BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE PAYMENT IN FULL OF THE  TRANCHE [  ] 2008 SENIOR SECURED STORM RECOVERY BONDS, IT WILL NOT INSTITUTE AGAINST OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDINGS UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES.

NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF LOUISIANA IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THIS TRANCHE [  ] 2008 SENIOR SECURED STORM RECOVERY BOND.

CLECO KATRINA/RITA HURRICANE RECOVERY FUNDING LLC

2008 SENIOR SECURED STORM RECOVERY BONDS, Tranche [   ].

Bond Rate		Initial Principal Amount	Expected Final Payment Date	Final Maturity Date

	%	$

Cleco Katrina/Rita Hurricane Recovery Funding LLC, a limited liability company organized and existing under the laws of the State of Louisiana (herein referred to as the “Issuer”), for value received, hereby promises to pay to the registered holder under Section 2.05 of the Indenture (“Registered Holder”), or registered assigns, the Initial Principal Amount shown above in semiannual installments on the Payment Dates (as defined below) and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(d) of the Indenture referred to on the reverse hereof, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date of this

Tranche [  ] 2008 Senior Secured Storm Recovery Bond, to pay the entire unpaid principal hereof on such Final Maturity Date and to pay Interest, at the Bond Rate shown above, on each March 1 and September 1, or if any such day is not a Business Day, the next succeeding Business Day, commencing on March 1, 2009 and continuing until the earlier of the payment of the Principal hereof and the Final Maturity Date of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond (each a “Payment Date”), on the Principal amount of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond outstanding from time to time.  Interest on this Tranche [  ] 2008 Senior Secured Storm Recovery Bond will accrue for each Payment Date from the most recent Payment Date on which Interest has been paid to but excluding such Payment Date or, if no Interest has yet been paid, from March 6, 2008.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  Such Principal of and Interest on this Tranche [  ] 2008 Senior Secured Storm Recovery Bond shall be paid in the manner specified on the reverse hereof.

The Principal of and Interest on this Tranche [  ] 2008 Senior Secured Storm Recovery Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Tranche [  ] 2008 Senior Secured Storm Recovery Bond shall be applied first to Interest due and payable on this Tranche [  ] 2008 Senior Secured Storm Recovery Bond as provided above and then to the unpaid Principal of and premium, if any, on this Tranche [  ] 2008 Senior Secured Storm Recovery Bond, all in the manner set forth in Section 8.02(d) of the Indenture.

This Tranche [  ] 2008 Senior Secured Storm Recovery Bond is a “storm recovery bond” as such term is defined in the Securitization Act.  Principal and Interest on this Tranche [  ] 2008 Senior Secured Storm Recovery Bond are payable from and secured primarily by the Storm Recovery Property authorized by the Financing Order.

The Securitization Act provides that the State of Louisiana pledges “to and agrees with bondholders, the owners of storm recovery property, and other financing parties that the state will not:

(1) Alter the provisions of this Part [the Securitization Act] which authorize the commission to create a contract right by the issuance of a financing order, to create storm recovery property, and to make the storm recovery charges imposed by a financing order irrevocable, binding, and nonbypassable charges;

(2) Take or permit any action that impairs or would impair the value of the storm recovery property; or

(3) Except as allowed under this Section and except for adjustments under any true-up mechanism established by the commission, reduce, alter, or impair storm recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related storm recovery bonds have been paid and performed in full. Nothing in this Paragraph shall preclude limitation or alteration if and when full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and full protection of the holders of storm recovery bonds and any assignee or financing party.”

In addition, the Financing Order provides that the LPSC “covenants, pledges and agrees it thereafter shall not amend, modify, or rescind the Financing Order by any subsequent action, or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges approved in the Financing Order, or in any way reduce or impair the value of the storm recovery property created by the Financing Order, except as may be contemplated by a refinancing authorized in strict accordance with the Securitization Act by a subsequent order of the Commission or by the periodic true up adjustments authorized by the Financing Order, until the indefeasible payment in full of the storm recovery bonds and the related financing costs.”

The Issuer acknowledges that the purchase of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond by the Registered Holder or the purchase of an beneficial interest in this Tranche [  ] 2008 Senior Secured Storm Recovery Bond by a Person is made in reliance on such pledges by the State of Louisiana and the LPSC.

Reference is made to the further provisions of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Tranche [  ] 2008 Senior Secured Storm Recovery Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer of the Issuer.

Date:

CLECO KATRINA/RITA HURRICANE
RECOVERY FUNDING LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:	, 200

This is one of the Tranche [ ] 2008 Senior Secured Storm Recovery Bonds designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee on behalf of the Storm Recovery Bondholders

[By: [ ],
as Authenticating Agent]

By:
Name:
Title:

REVERSE OF STORM RECOVERY BOND

This Tranche [  ] 2008 Senior Secured Storm Recovery Bond is one of a duly authorized issue of Storm Recovery Bonds of the Issuer (herein called the “2008 Senior Secured Storm Recovery Bonds”), which are issuable in one or more Tranches, in which this Tranche [  ] 2008 Senior Secured Storm Recovery Bond represents an interest, including the Tranche [  ] 2008 Senior Secured Storm Recovery Bond (herein called the “Tranche [  ] 2008 Senior Secured Storm Recovery Bond”), all issued and to be issued under an indenture dated as of March 6, 2008, and a supplemental indenture thereto dated as of even date therewith (such supplemental indenture, as supplemented or amended, the “Supplement” and, collectively with such indenture, as supplemented or amended, the “Indenture”), each between the Issuer and U.S. Bank National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the Series Trust Estate pledged, the nature and extent of the security and the respective rights, obligations and immunities thereunder of the Issuer, the Trustee and the Storm Recovery Bondholders.  All terms used in this Tranche [  ] 2008 Senior Secured Storm Recovery Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

The Tranche [  ] 2008 Senior Secured Storm Recovery Bond and the other Tranche of 2008 Senior Secured Storm Recovery Bonds issued by the Issuer are and will be equally and ratably secured by the Series Trust Estate pledged as security therefor as provided in the Indenture or the Supplement.

The Principal of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding Principal balance thereof on such Payment Date (after giving effect to all payments of Principal, if any, made on such Payment Date) has been reduced to the Principal balance specified in the Expected Amortization Schedule which is attached to the Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Trustee or the Storm Recovery Bondholders representing not less than a majority of the Outstanding Amount of the 2008 Senior Secured Storm Recovery Bonds have declared the 2008 Senior Secured Storm Recovery Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture.  However, actual Principal payments may be made in less than expected amounts and at later than expected times as determined pursuant to Section 8.02(d) of the Indenture and Section 5.02 of the Supplement. The entire unpaid Principal amount of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond shall be due and payable on the Final Maturity Date of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond.  Notwithstanding the foregoing, the entire unpaid Principal amount of the 2008 Senior Secured Storm Recovery Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Storm Recovery Bondholders representing a majority of the Outstanding Amount of the 2008 Senior Secured Storm Recovery Bonds have declared the 2008 Senior Secured Storm Recovery Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.  All Principal payments on the Tranche [  ] 2008 Senior Secured Storm Recovery Bonds shall be made pro rata to the Tranche [  ] 2008 Storm Recovery

Bondholders entitled thereto based on the respective Principal amounts of the 2008 Senior Secured Storm Recovery Bonds held by them.

Payments of Interest on this Tranche [  ] 2008 Senior Secured Storm Recovery Bond due and payable on each Payment Date, together with the installment of Principal or premium, if any, due on this Tranche [  ] 2008 Senior Secured Storm Recovery Bond on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Holder of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond in the 2008 Senior Secured Storm Recovery Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Supplement, except that with respect to Tranche [  ] 2008 Senior Secured Storm Recovery Bonds registered on the Record Date in the name of a Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such Clearing Agency and except for the final installment of Principal and premium, if any, payable with respect to this Tranche [  ] 2008 Senior Secured Storm Recovery Bond on a Payment Date which shall be payable as provided below.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the 2008 Senior Secured Storm Recovery Bond Register as of the applicable Record Date without requiring that this Tranche [  ] 2008 Senior Secured Storm Recovery Bond be submitted for notation of payment.  Any reduction in the Principal amount of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond (or any one or more predecessors to such 2008 Senior Secured Storm Recovery Bond) effected by any payments made on any Payment Date shall be binding upon all future Storm Recovery Bondholders of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond and of any Tranche [  ] 2008 Senior Secured Storm Recovery Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid Principal amount of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the second preceding Record Date to such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable to the Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond and shall specify the place where this Tranche [  ] 2008 Senior Secured Storm Recovery Bond may be presented and surrendered for payment of such installment.

The Issuer shall pay Interest on overdue installments of Interest on this Tranche [  ] 2008 Senior Secured Storm Recovery Bond at the Bond Rate for Tranche [  ] to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond may be registered in the 2008 Senior Secured Storm Recovery Bond Register upon surrender of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Tranche [  ] 2008 Senior Secured Storm

Recovery Bond of any Authorized Denominations and in the same aggregate unpaid Principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

Prior to the due presentment for registration of transfer of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Tranche [  ] 2008 Senior Secured Storm Recovery Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of Principal of and premium, if any, and Interest on this Tranche [  ] 2008 Senior Secured Storm Recovery Bond and for all other purposes whatsoever, whether or not this Tranche [  ] 2008 Senior Secured Storm Recovery Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Storm Recovery Bondholders under the Indenture at any time by the Issuer with the consent of the Storm Recovery Bondholders representing a majority of the Outstanding Amount of all 2008 Senior Secured Storm Recovery Bonds at the time Outstanding of each Tranche to be affected.  The Indenture also contains provisions permitting the Storm Recovery Bondholders representing specified percentages of the Outstanding Amount of the 2008 Senior Secured Storm Recovery Bonds, on behalf of all Storm Recovery Bondholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Storm Recovery Bondholders of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond (or any one or more predecessors of such 2008 Senior Secured Storm Recovery Bonds) shall be conclusive and binding upon such Storm Recovery Bondholder and upon all future Storm Recovery Bondholders of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond and of any Tranche [  ] 2008 Senior Secured Storm Recovery Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche [  ] 2008 Senior Secured Storm Recovery Bond.  The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Storm Recovery Bondholders.

The term “Issuer” as used in this Tranche [  ] 2008 Senior Secured Storm Recovery Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate.

The Tranche [  ] 2008 Senior Secured Storm Recovery Bond are issuable only in registered form in Authorized Denominations as provided in the Indenture and the Supplement, subject to certain limitations therein set forth.

THIS TRANCHE [  ] 2008 SENIOR SECURED STORM RECOVERY BOND, THE INDENTURE AND THE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

No reference herein to the Indenture and no provision of this Tranche [  ] 2008 Senior Secured Storm Recovery Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the Principal of and Interest on this Tranche [  ] 2008 Senior Secured Storm Recovery Bond at the times, place, and rate, and in the coin or currency herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee                        .

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the Tranche [  ] 2008 Senior Secured Storm Recovery Bond and all rights thereunder, and hereby irrevocably constitutes and appoints

(name and address of appointee)

attorney, to transfer said Tranche [  ] 2008 Senior Secured Storm Recovery Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

*
Signature Guaranteed:

*              NOTE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the Tranche [  ] 2008 Senior Secured Storm Recovery Bond in every particular, without alteration, enlargement or any change whatsoever.